UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 28, 2008
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SunPower Corporation
(Exact Name of Registrant as Specified in Charter)
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Delaware	000-51593	94-3008969
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

3939 North First Street, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 240-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)
___________________

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreements

On August 28, 2008, with the approval of the Compensation Committee of the Board of Directors of SunPower Corporation, a Delaware corporation (“SunPower”), SunPower entered into employment agreements with Thomas Werner, Emmanuel Hernandez, Thomas Dinwoodie, Howard Wenger, and Bruce Ledesma, who serve as SunPower’s Chief Executive Officer, Chief Financial Officer, Founder and Chief Technology Officer - Systems, President of Global Business Units, and General Counsel, respectively.  These employment agreements supersede prior agreements of a similar nature; provided, however, that the agreements with Messrs. Dinwoodie, Wenger and Ledesma become effective on November 1, 2008 at which time their pre-existing employment agreements will expire.

Each employment agreement provides that the executive’s employment is “at-will” and may be terminated at any time by either party.  The primary purpose of the agreements is to provide certain severance benefits for employment terminations in connection with a change of control (as defined in the agreement).  The definition of “change of control” excludes, among other things, a pro rata distribution (or retirement and pro rata issuance) of shares of SunPower’s stock held by Cypress Semiconductor Corporation (“Cypress”) to the then existing public shareholders of Cypress (in proportion to their shareholdings of Cypress).

 Each employment agreement provides for a three-year term that will automatically renew unless SunPower provides notice of its intent not to renew at least 120 days prior to the renewal date.  The agreements provide that each executive’s base salary, annual bonus and equity compensation will be determined in accordance with SunPower’s normal practices.

In the event an executive’s employment is terminated by SunPower without cause (as defined in the agreement), or if the executive resigns for good reason (as defined in the agreement), and if such termination or resignation is in connection with a change of control, then the agreements also provide that the executive is entitled to:

(i)	a lump-sum payment equivalent to 24 months (or 36 months in Mr. Werner’s case) of such executive’s base salary;

(ii)	a lump-sum payment equal to any earned but unpaid annual bonus for a completed fiscal year;

(iii)	a lump-sum payment equal to the product of (a) such executive’s target bonus for the then current fiscal year, multiplied by (b) two (or three in Mr. Werner’s case);

(iv)	continuation of such executive’s and such executive’s eligible dependents’ coverage under SunPower’s benefit plans for up to 24 months (or 36 months in Mr. Werner’s case), at SunPower’s expense;

(v)	a lump-sum payment equal to such executive’s accrued and unpaid base salary and paid time off; and

(vi)	reimbursement of up to $15,000 for services of an outplacement firm mutually acceptable to SunPower and the executive.

In addition, in the event an executive’s employment is terminated by SunPower without cause or if the executive resigns for good reason, and if such termination or resignation is in connection with a change of control, then the agreements also provide that:

(i)
all of such executive’s unvested options, shares of restricted stock and restricted stock units will become fully vested and (as applicable) exercisable as of the termination date and remain exercisable for the time period otherwise applicable to such equity awards following such termination date pursuant to the applicable equity incentive plan and equity award agreement; and

(ii)
all provisions regarding forfeiture, restrictions on transfer, and SunPower’s rights of repurchase, in each case otherwise applicable to shares of restricted stock or restricted stock units shall lapse as of the termination date.

Mr. Werner’s agreement provides for such accelerated vesting and lapsing of provisions regarding forfeiture, restrictions on transfer and SunPower’s rights of repurchase upon termination of employment without cause or resignation for good reason, regardless of whether such termination is in connection with a change of control; provided, however, that absent a change of control, no such accelerated vesting or lapsing shall apply to Mr. Werner’s performance-based equity awards.

If any of the severance payments, accelerated vesting and lapsing of restrictions would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code and be subject to excise tax or any interest or penalties payable with respect to such excise tax, then the executive’s benefits will be either delivered in full or delivered as to such lesser extent which would result in no portion of such benefits being subject to such taxes, interest or penalties, whichever results in the executive receiving, on an after-tax basis, the greatest amount of benefits.

Prior to receiving the benefits described in the employment agreements, the executive will be required to sign a separation agreement and release of claims.  In addition, the benefits will be conditioned upon the executive not soliciting employees or customers for one year following the termination date.  Mr. Werner’s agreement also provides that, if his termination without cause or resignation for good reason is not in connection with a change of control, his severance benefits will be conditioned upon a non-competition arrangement lasting one year following employment termination.

Management Career Transition Plan

On August 28, 2008, with the approval of the Compensation Committee of the Board of Directors, SunPower adopted  a corporate policy entitled the Management Career Transition Plan (the “Plan”), which addresses severance for employment terminations not in connection with a change of control.   Participants in the Plan include the Chief Executive Officer and those employees who have been employed by SunPower for at least 6 months and report directly to him (including Messrs. Hernandez, Dinwoodie, Wenger and Ledesma), as well as other key employees of SunPower who are recommended for participation by the Chief Executive Officer.  Under the terms of the Plan, Mr. Werner and the employees reporting to him will be eligible for the benefits following a termination of employment by reason of death or disability (as defined in the Plan), termination without cause (as defined in the Plan), or resignation for good reason (as defined in the Plan), so long as such termination or resignation is not in connection with a change of control (as defined in the Plan).  The definition of “change of control” excludes, among other things, a pro rata distribution (or retirement and pro rata issuance) of shares of SunPower’s stock held by Cypress Semiconductor Corporation (“Cypress”) to the then existing public shareholders of Cypress (in proportion to their shareholdings of Cypress).  Such benefits include:

(i)	a lump-sum payment equivalent to 12 months (or 24 months in Mr. Werner’s case) of such executive’s base salary;

(ii)	a lump-sum payment equal to any earned but unpaid annual bonus for a complete fiscal year;

(iii)
a lump-sum payment equal to the pro rata portion of such executive’s target bonus for the then current fiscal year, based on the amount of time between the start of the fiscal year and the termination date;

(iv)	continuation of such executive’s and such executive’s eligible dependents’ coverage under SunPower’s benefit plans for up to 12 months (or 24 months in Mr. Werner’s case), at SunPower’s expense; and

(v)	a lump-sum payment equal to such executive’s accrued and unpaid base salary and paid time off.

If any of the Plan’s severance payments would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code and be subject to excise tax or any interest or penalties payable with respect to such excise tax, then the executive’s benefits will be either delivered in full or delivered as to such lesser extent which would result in no portion of such benefits being subject to such taxes, interest or penalties, whichever results in the executive receiving, on an after-tax basis, the greatest amount of benefits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: August 28, 2008	By: /s/ Emmanuel Hernandez
Name: Emmanuel Hernandez
Title: Chief Financial Officer